CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 25	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 16, 2007, with respect to the consolidated financial statements included in the filing of the 9th Amendment to the Registration Statement (Form SB-2/A) of ValueRich, Inc. for the fiscal year ended December 31, 2006.

/s/ CHISHOLM, BIERWOLF & NILSON
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
March 21, 2007